EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
      In connection with the Quarterly Report on Form 10-Q of InfraSource Services, Inc. (the “Company”) for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Form  10-Q”), David R. Helwig, as Chief Executive Officer of the Company, and Terence R. Montgomery, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge: The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID R. HELWIG

David R. Helwig
Chief Executive Officer
Date: May 6, 2005

/s/ TERENCE R. MONTGOMERY

Terence R. Montgomery
Chief Financial Officer
Date: May 6, 2005
This certification accompanies the Form 10-Q pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

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